                                                                   EXHIBIT 10.02

                         AGREEMENT ON BANK TRANSACTIONS

This Agreement on Bank Transactions (this "Agreement") is entered into this day of October 3, 2001 by and between:

Name:               VERITAS Software, KK
Address:            Fukoku Seimei, Chiyoda-ku, Tokyo 100-0011, Japan
(the "Customer")

and

Name:               Fuji Bank
Address:
(the "Bank").

The parties hereto have agreed upon the following terms and conditions as to the transactions between the parties hereto.

Section 1   SCOPE

     1. This Agreement shall apply to loans on bills and notes, discounts of bills and notes, loans by deed, overdrafts, acceptances and guarantees, foreign exchange transactions, derivatives transactions, guarantees by the Customer, and to any and all other transactions by which the Customer may incur obligations to the Bank.

     2. This Agreement shall also apply to cases where the Bank has acquired, through the Bank's transactions with any third party, bills and notes drawn, endorsed, accepted, accepted by intervention, or guaranteed by the Customer.

     3. If the Customer and the Bank agreed otherwise, such agreement shall supersede the relevant provision of this Agreement.

Section 2   APPLICABLE OFFICES

     This Agreement shall apply uniformly to all transactions covered by the preceding Section between the Customer and the Bank's head office and branches.

Section 3   INTEREST, DAMAGES, ETC.

     1. Stipulations concerning the rate or fee applicable and/or the time and method of payment of interest, discount charges, guarantee fees, commissions payable by the Customer, and/or any rebates thereof payable by the Bank, are subject to other agreements between the Customer and the Bank.

     2. In the event of changes in financial circumstances or arising out of any other reasonable causes, the Customer or the Bank may request the other party to consider the amendment of the stipulations regarding the interest rate and other conditions provided for in the preceding Paragraph to terms generally deemed reasonable, provided that, agreements on fixed rates shall not be subject to amendment.

     3. If the Customer fails to perform its material obligations owing to the Bank including, without limitation, its obligations to pay principal, interest, default interest, prepayment premium, and damages, and such non-performance continues for the period longer than 30 days, the Customer shall pay damages with respect to the amount payable at the rate of Japanese Yen TIBOR quoted by the Bank for the period selected by the Bank plus 2% per annum. Such damages shall be calculated on the basis of a 365-day year and prorated for the actual number of days elapsed for the period during which such non-performance occurs.

Section 4   SECURITY

     1. If any of the following events occur, the Customer shall furnish, upon the Bank's demand, such security or additional security, or such guarantor or additional guarantors, as deemed adequate by the Bank:

          (i) when the security furnished to the Bank is damaged, destroyed, or its value is objectively reduced, due to reasons beyond the reasonable control of the Bank; or

          (ii) when a reasonable cause requires the preservation of the Bank's credit rights with respect to the Customer or the Customer's guarantor, provided that such cause shall be clearly stated by the Bank.

     2. If the Customer fails to perform its material obligations to the Bank including, without limitation, its obligations to pay principal, interest, default interest, prepayment premium, and damages, and such non-performance continues for the period longer than 30 days, the Bank may collect or dispose of security, and/or the Customer's movables, bills and notes and/or other instruments in the Bank's possession, in the manner, at the time, and for the price, etc. generally deemed proper, deduct expenses from the proceeds, and allocate the remainder to the payment of the Customer's obligations. In the event any of the Customer's obligations still remain after such allocation, the Customer shall forthwith pay such obligations to the Bank; and in the event any balance of the proceeds remains after such allocation, the Bank shall return them to the person entitled to it.

Section 5  ACCELERATION OF PAYMENT

     1. If any one of the following events occurs to the Customer, any and all obligations the Customer owes to the Bank shall immediately become due and payable without any notice, demand, or other request from the Bank, and the Customer shall pay such obligations forthwith:

          (i) when the Customer has become unable to pay debts or petition is submitted for bankruptcy, commencement of civil rehabilitation proceedings ("Minji-Saisei-Tetsuduki"), commencement of corporate reorganization proceedings ("Kaisha-Kosei-Tetsuduki"), commencement of company arrangement, or commencement of special liquidation;

          (ii) when the Customer becomes subject to the Clearing House's procedures for suspension of transactions;

          (iii) when an order or notice of provisional attachment, preservative attachment or attachment is dispatched in respect of the Customer's or its guarantor's deposits and/or any other credits against the Bank and such attachment or other court order of enforcement is not dismissed, discharged, stayed or restrained in each case within 30 days after the date of issue thereof; or

          (iv) when the Bank cannot locate the Customer after due diligence and for a period longer than 30 days due to causes attributable to the Customer.

     2. If any one of the following events occurs to the Customer which requires the preservation of the Bank's credit rights and such event continues unremedied for a period of 30 days after written notice thereof have been given to the Customer by the Bank, any and all obligations the Customer owes to the Bank shall, upon the expiration of such 30 day period, become due and payable, and the Customer shall pay such obligations forthwith, provided, however, that, in case such event is incapable of remedy, any and all obligations the Customer owes to the Bank shall immediately become due and payable upon the Bank's demand:

          (i) when the Customer fails to pay any of its obligations due to the Bank;

          (ii) when property offered to the Bank as security is attached or public auction procedure is commenced with respect to such property;

          (iii) when the Customer fails to comply with the terms and conditions of an agreement with the Bank except to the extent such failure may reasonably be regarded as immaterial in terms of the Customer's ability to perform its payment obligations under this Agreement;

          (iv) when the guarantor falls under any one of the items of the preceding Paragraph or this Paragraph; or

          (v) when there is a change in the business condition (financial or otherwise), operations, performance or prospects of the Customer since the date at which its most recent audited financial statements were stated to be prepared which has a material adverse effect on the ability of the Customer to perform, or comply with, its obligations under this Agreement.


     3. In cases where the demand provided for in the preceding Paragraph is delayed or fails to be received by the Customer because of causes attributable to the Customer, including, but not limited to, the Customer's failure to notify the change of its address to the Bank, the payment shall be deemed accelerated at the time such notice normally would have been received.

Section 6  REPURCHASE OF DISCOUNTED BILLS AND NOTES

     1. In cases where the Customer has had bills and notes discounted by the Bank, and any one of the events in Paragraph 1 of the preceding Section occurs to the Customer, the Customer shall assume as a matter of course the obligation to repurchase any and all of such bills and notes for their face value without any notice or demand, or other request from the Bank, and the Customer shall pay them forthwith.

     2. In cases where the principal obligors of the bills and notes discounted by the Bank for the Customer fail to pay on due dates or any one of the events in Paragraph 1 of the preceding Section occurs to such principal obligors, the preceding Paragraph shall also apply to any bills and notes in which such obligor is the principal obligor.
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      3. In cases other than those stipulated in the preceding Paragraphs, where a reasonable cause requires the preservation of credit rights with regard to bills and notes discounted, the Customer shall assume, upon the Bank's demand, the obligation to repurchase such bills and notes for their face value, and the Customer shall pay such bills and notes forthwith. In cases where the Bank's demand is delayed or fails to be received by the Customer because of causes attributable to the Customer including, but not limited to, the Customer's failure to notify the Bank about its change of address, the Customer shall assure such obligation to repurchase at the time such demand normally would have been received.

      4. The Bank may exercise any and all rights as holder of the bills and notes, until the Customer performs the obligations set forth in the preceding three Paragraphs.

Section 7  SET-OFF AND APPROPRIATION OF WITHDRAWALS BY THE BANK

      1. In cases where the Customer needs to perform any of its obligations owed to the Bank because such obligations become due, such payment obligations are accelerated, the repurchasing obligations of the Customer arise, the Bank acquires the right of compensation, or for any other causes, the Bank may set-off, at any time, and against any such obligations of the Customer, any of the Customer's deposits and/or any other credits with the Bank, irrespective of the due dates of such deposits and/or other credits.

      2. In cases where the Bank may set-off pursuant to the preceding Paragraph, the Bank may also receive withdrawals from the Customer's deposits in lieu of the Customer, and appropriate them to the payment of the Customer's obligations without following prescribed procedures, provided that the Bank shall make prior written notice to the Customer of such appropriation.

      3. In cases where the Bank sets-off or makes appropriation of withdrawals pursuant to the provisions of the preceding two Paragraphs, the interests on the Customer's credits and obligations, discount charges, guarantee fees, damage, etc. shall be calculated up to the date on which the actual calculation is made. Any such rates and fees not previously determined between the parties hereto shall be decided by the Bank, and as for the foreign exchange rate, the rate quoted by the Bank at the time when the actual calculation is made shall be applied.

Section 8  SET-OFF BY THE CUSTOMER

      1. In cases where the Bank needs to perform any of its obligations owed to the Customer, including such obligations under the Customer's deposits, because its obligations become due, or for any other causes, the Customer may set-off, at any time, its obligations against the Bank's credits to the Customer, irrespective of the due dates of such credits, except for the cases provided below; provided that when the Customer sets-off with regard to the bills and notes which the Bank has discounted and which have not yet become due, the Customer may set-off upon assuming the obligation to repurchase such discounted bills and notes for their face value:

            (i) it is a set-off discounted bills and notes that have been assigned by the Bank to a third party;

            (ii) there are restrictions under laws ore regulations for the payment or set-off; or

            (iii) it is against agreements between the Bank and the Customer restricting prepayments.

      2. In cases where the Customer sets-off pursuant to the preceding Paragraph, the Customer shall promptly send the notice of such set-off in writing and provide the certificate or passbook representing the Customer's deposit and/or any other credits against which the Customer has set-off, with the seal impression or signature registered to the Bank.

      3. In cases where the Customer sets-off, interests on the Customer's credits and obligations, discount charges, guarantee fees, damages, etc. shall be calculated up to the date on which the Customer's notice of such set-off is received by the Bank. Any such rates and fees not previously determined between the parties hereto, shall be decided by the Bank; and as for the foreign exchange rate, the rate quoted by the Bank when the actual calculation is made shall be applied. In such cases where there is an agreement for damages and/or fees payable upon prepayments, such agreement shall be applied.

Section 9  SELECTION OF RIGHTS WITH REGARD TO BILLS AND NOTES

      In cases where bills and notes exist with regard to the Customer's obligations to the Bank, the Bank may claim such obligations either as a credit or as a credit right on such bills and notes.

Section 10  PRESENTMENT AND DELIVERY OF BILLS AND NOTES

      1. In cases where bills and notes exist with regard to the Customer's obligations to the Bank, the Bank is not required to return such bills and notes to the Customer simultaneously with the set-off and/or appropriation of withdrawals, as long as the Bank sets-off or makes appropriation of withdrawals pursuant to Section 7 without exercising its credit right on such bills and notes.

      2. In cases where the Bank sets-off or makes appropriation of withdrawals as set forth in Section 7 by exercising its credit rights on bills and notes, the Bank is not required to present or deliver such bills and notes, as long as any of the following cases applies:

                (i)   the Bank cannot locate the Customer;

                (ii) the Customer has designated the Bank as the place of payment for such bills and notes;

                (iii) the presentment or delivery of such bills and notes is deemed difficult for causes not attributable to the Bank;
                      or

                (iv) the omission of presentment or delivery of such bills and notes is deemed unavoidable for reasons such as for collection, or any other reasons.

        3. In cases where there are bills and notes to be returned to the Customer by the Bank because of the set-off or the appropriation of withdrawals as set forth in Sections 7 and/or 8, and upon the Bank's notice to the Customer, the Customer shall appear at the Bank to receive such bills and notes, without delay; provided, however, that the Bank may collect such bills and notes not yet due.

        4. In cases where the Customer's obligations that require immediate performance still remain after the set-off or appropriation of withdrawals as set forth in Sections 7 and/or 8, as long as there are any obligors other than the Customer with regard to the bills and notes, the Bank may retain such bills and notes, collect or dispose of such bills and notes, and allocate the proceeds to the Customer's obligations.

Section 11  DESIGNATION OF APPROPRIATION FOR SET-OFFS BY THE BANK

        In cases where the Bank sets-off or makes appropriation of withdrawals, but such amount is insufficient to discharge all of the Customer's obligations to the Bank, the Bank may make appropriations in such order and in such manner as the Bank deems proper, and the Customer cannot object to such appropriation.

Section 12  DESIGNATION OF APPROPRIATION FOR SET-OFFS BY THE CUSTOMER

        1. In cases where the Customer pays its obligations or sets-off, but such amount is insufficient to discharge all of the Customer's obligations to the Bank, the Customer may designate the order and manner of the appropriation by a written notice to the Bank.

        2. In cases where the Customer does not make a designation pursuant to the preceding Paragraph, the Bank may make appropriations in such order and in such manner as the Bank deems proper, and the Customer cannot object to such appropriation.

        3. In the event the designation by the Customer pursuant to Paragraph 1 is likely to interfere with the preservation of the Bank's credit rights, the Bank may, upon objecting thereto without delay, make appropriations in such order and in such manner as the Bank designates, taking into consideration factors such as whether or not the obligations are secured or guaranteed, the extent of coverage by such security or guarantee, the degree of difficulty to dispose of such security, the due dates of the obligations, the prospects for clearance of discounted bills and notes, etc. In such cases, the Bank shall notify the Customer the result of such appropriation.

        4. In cases where the Bank makes appropriations pursuant to the preceding two Paragraphs, the Bank may designate the order and manner of such appropriation on the assumption that the Customer's obligations which are not yet due have become due, and/or that the Customer has assumed the obligation to repurchase the discounted bills and notes which are not yet due, and/or that the Customer has assumed in advance the obligations to compensate the Bank with regard to the acceptances and guarantees.

Section 13  ASSUMPTIONS OF RISK, HOLD HARMLESS CLAUSE, ETC.

        1. In cases where bills and notes the Customer has drawn, endorsed, accepted, accepted by intervention or guaranteed, or instruments submitted by the Customer to the Bank are lost, destroyed, damaged or delayed in arrival due to unavoidable circumstances including, but not limited to, disturbances, calamities, accidents during transit, etc., the Customer shall pay its obligations according to records on the Bank's books, vouchers, etc. Furthermore, upon the Bank's demand, the Customer shall forthwith submit to the Bank substitute bills and notes or instruments, etc. The Customer shall bear any damages arising in such cases, except for cases where such damages were due to causes attributable to the Bank.

        2. In cases where the security furnished by the Customer to the Bank is damaged due to unavoidable circumstances as set forth in the preceding Paragraph, the Customer shall bear any damages arisen in such cases, except for cases where such damages were due to causes attributable to the Bank.

        3. Even if the Bank's rights on bills and notes are ineffective due to lack of legal requirements in the bills and notes or due to invalidating entries thereon, or if the Bank's rights on the bills and notes lapse due to inadequacy in the procedures for preservation of the Bank's rights, the Customer shall be liable for the face value of such bills and notes.

        4. As long as the Bank has verified and concluded with due care that the Customer's seal impression or signature on bills and notes or instruments are the same as the seal impression or specimen signature registered with the Bank, the Customer shall bear any damages arising from forgery, alteration, wrongful use of bills and notes, instruments, seals or signatures, and shall be liable in accordance with the terms and conditions of such bills and notes or instruments.

     5. The Customer shall bear the expenses incurred in exercising or preserving the Bank's rights against the Customer, or in collecting or disposing of any security, and/or the expenses required when the Customer requests the Bank's cooperation in the preservation of the Customer's rights, except in case where the Bank is the losing party of the relevant court proceeding.

Section 14. CHANGES TO REGISTERED ITEMS

     1. The Customer shall forthwith notify the Bank in writing when the registered items with the Bank, including but not limited to, such items as the Customer's seal, signature, name, trade name, representative, or address, have been changed.

     2. When the Bank's notices or documents, etc. are delayed or fail to be received by the Customer due to causes attributable to the Customer, including but not limited to, the Customer's failure to notify the Bank as set forth in the preceding Paragraph, such notices or documents, etc. shall be deemed received at the time they normally would have been received.

Section 15. REPORT AND INSPECTION

     The Customer shall, within 60 days after the end of each fiscal quarter of the Customer, submit to the Bank the balance sheets, profit and loss statements, and/or other documents showing the Customer's status as to assets and liabilities.

Section 16. GOVERNING LAW AND JURISDICTION

     1. This Agreement and any of the transactions covered by this Agreement shall be governed by the laws of Japan.

     2. In the event that the institution of a lawsuit in connection with transactions to which this Agreement is applicable becomes necessary, the parties hereto consent to the jurisdiction of the Court having jurisdiction over the territory where the head office of the Bank or the branch office of the Bank with which the Customer has transactions is located.

Section 17. TERMINATION OF THE AGREEMENT

     In cases where all transactions covered by Section 1 of this Agreement are completed and the Customer owes no obligations to the Bank, this Agreement may be terminated upon written notice by either the Customer or the Bank to the other party to terminate this Agreement.




SUPPLEMENTARY PROVISION

Section 1. LANGUAGE

     All questions that may arise within or without courts of law in regard to the meaning of the words, provisions, and stipulations of this Agreement shall be decided in accordance with the Japanese text.

For (Money Market/Spread/Application to Open a Current Overdraft Account Method)

           Agreement on Overdraft in Current Account  (Exclusive Use)

                                                              ------------------
                                                               Agreement No. 467

                                                              ------------------

To: THE FUJI BANK, LIMITED


                                                     Date: _____________________

I/we hereby agree to enter into current account overdraft transactions specified in the following description under the terms and conditions set forth in this Agreement, having confirmed the applicability of the articles of the Agreement on Bank Transactions separately executed and delivered to your Bank.


[Description of Overdraft Transactions]


Maximum Aggregate amount of overdraft, etc.
(YEN)1,000,000,000

                                                                     Seal filed for
                                                                   Designated deposit
                                                                        account
-----------------------------------------------------------        ------------------
 Designated deposit account     Current account
 (Account for Receiving         ---------------                          [SEAL]
 Deposit and to be Charged
 for Repayment)                 ORDINARY DEPOSIT    No.4973344
-----------------------------------------------------------        ------------------

[DAMAGES FROM PREPAYMENTS, ETC.]

Notwithstanding Article 6 of Terms and Conditions below, in case I/we make prepayments in special occasions with your Bank's consent, or, in case I/we become obligated for the immediate payment due and payable due to the acceleration pursuant to Article 5, if the rate of interest available to the Bank for investment of funds in the amount equal to the amount of such prepayment or the outstanding amount of overdraft at the point of acceleration (hereinafter referred to as "amount of repayment, etc."), for the period from and including the day on which the prepayment is made or the day on which I/we are obligated for the accelerated payment until the overdraft repayment date (or the next interest rate reset date, if applicable) (hereinafter referred to as remaining period), is lower than the rate of interest applicable to the overdraft on the day on which the prepayment is made or the day on which I/we are obligated for the accelerated payment, I/we shall pay your Bank as damages the amount obtained by multiplying the amount of repayment, etc. by the difference between the two rates of interest and by the remaining period. Calculation of such damages shall be made on the actual number of days on a 365-day year basis

[Terms and Conditions]
Article 1.  (Expiration)

            The overdraft transactions under this Agreement shall be available for one year from the date hereof; however, if no intention to terminate this Agreement is expressed by me/us or your Bank by the date one month prior to the expiration of this Agreement, this Agreement will be renewed for a further period of one year and the same shall apply thereafter.

Article 2.  (Transaction Procedure)

            1. I/we agree to submit an application to open a Current Overdraft
               Account (Exclusive Use) specifically for the purpose of entering into current account overdraft transactions under this Agreement.

            2. Under this Agreement, transactions will be restricted to current account overdraft only. This account shall not be used to draw/accept checks/bills and notes or for automatic payment of utilities, etc.

            3. By submitting a withdrawal slip (provided by your Bank) to your
               Bank, whereby your Bank will credit the Account for Receiving Deposits as specified above by the amount stated on the withdrawal slip, the overdraft transactions shall be made. In the event that I/we have plural number of Current Overdraft Accounts (Exclusive Use) with your Bank, the account to be used shall be designated by me/us with your Bank's consent.

Article 3.  (Interest and Damages)

            1. The rate of interest on overdraft is based on market interest rates and is a reference rate that have been determined separately between me/us and your Bank (hereinafter referred to as the base rate) plus spread, and the period of interest rate reset and method of interest payment will be determined between me/us and your Bank. I/we shall deposit the amount of interest payable by the due date into the Account to be Charged for Repayment as specified above, and your Bank may withdraw the applicable amount from the account without any check, ordinary deposit passbook or withdrawal slip and may apply such amount for the satisfaction of the amount due.

            2. Damages on overdraft shall be as set forth below, and as in the case of interest above, your Bank may withdraw the applicable amount from the Account to be Charged for Repayment as specified above for the satisfaction of the amount due.

Article 4.  (Repayment)

            1. The method of repayment of principal and payment of interest, etc. is as stipulated in the application to open a Current Overdraft Account (Exclusive Use).

            2. Overdraft repayments shall be made by book transfer on the date of repayment of principal, and your Bank may omit the prescribed procedures and withdraw the applicable amount from the Account to be Charged for Repayment as specified above and may apply such amount for the satisfaction of the amount due. In the event that this repayment method will not apply, I/we shall abide by your Bank's instructions. If the balance in the Account to be Charged for Repayment as specified above is insufficient to meet the amount for repayment. I/we shall immediately deposit the necessary funds upon your Bank's notification. In the event that the deposit of funds is delayed, your Bank is entitled to debit the account in the same manner at any time after it has been credited.


Article 5.     (Acceleration of Payment)

               1. In case any one of the following events occurs to me/us, the principal amount of overdraft and interest thereon shall immediately become due and payable without any notice or demand, etc., from your Bank, and I/we shall pay such principal and interest forthwith.

               (1) When I/we have become unable to pay debts or obligations or application or petition is submitted for bankruptcy, commencement of composition of creditors, commencement of corporate reorganization proceedings, commencement of company arrangement, or commencement of special liquidation.

               (2) When the Clearing House in observance of its rules takes procedures for suspension of my/our transactions with banks and similar institutions.

               (3) When order or notice of provisional attachment, preservative attachment or attachment is dispatched in respect of my/our or the guarantor's deposits and/or any other credits with your Bank and such attachment or other court order of enforcement is not dismissed, discharged, stayed or restrained in each case within 30 days after the date of issue thereof.

               (4) When my/our whereabouts become unknown to your Bank after due diligence and for a period longer than 30 days due to my/our failure to notify your Bank of change of my/our address or any other causes attributable to me/us.

               2. In any of the following cases, if such event continues unremedied for a period of 30 days after written notice thereof have been given to me/us by your Bank, upon the expiration of such 30 day period, the principal amount of overdraft and interest thereon shall become due and payable, and I/we shall pay such principal and interest forthwith, provided, however, that, in case such event is incapable of remedy, any and all obligations I/we owe to your Bank shall immediately become due and payable upon your Bank's demand.

               (1) When I/we fail to pay any of my/our obligations to your Bank when it is due.

               (2) When property offered to your Bank as security is attached or public auction procedures is commenced in respect of such property.

               (3) When I/we violate the stipulations of a transaction with your Bank except to the extent such violation may reasonably be regarded as immaterial in terms of my/our ability to perform my/our payment obligations to your Bank.

               (4) When the guarantor falls under any one of the items of the preceding Paragraph or this Paragraph.

               (5) When there is a change in the business condition (financial or otherwise), operations, performance or prospects of me/us since the date at which my/our most recent audited financial statements were stated to be prepared which has a material adverse effect on the ability of me/us to perform, or comply with, my/our obligations to your Bank.

Article 6.     (Prepayment, etc.)

               Prepayment may only be made if all of the following conditions are met, and with your Bank's consent.

               (1) If an interest rate is to be reset periodically from the date of overdraft prospective on the application for use of overdraft facility, and the relevant repayment is made on the interest rate reset date.

               (2) If your Bank has been notified of my/our intention to repay by the business day preceding the date of the relevant repayment.

Article 7.      (Rate of Damages for Delay)
                Damages I/we shall pay to your Bank in the event of my/our failure to perform my/our obligations owed to your Bank shall be calculated at the rate of Japanese Yen TIBOR quoted by your Bank for the period selected by your Bank plus two percent (2%) per annum, provided, however, that I/we shall pay to your Bank damages only if I/we fail to perform my/our material obligations to your Bank including, without limitation, my/our obligations to pay principal, interest, prepayment premium, and damages. Damages are to be calculated on the actual number of days on a 365-day year basis for

Article 8.      (Reduction, Suspension and Termination)

                (1) In the event there is any change in the financial conditions or if it becomes necessary for your Bank to preserve your Bank's rights or if there exists any other reasonable causes, your Bank may at any time reduce the Maximum Aggregate amount of overdraft, suspend the overdraft facility or terminate this Agreement, notwithstanding
                    Article 1 of this agreement.

                (2) When the transaction pursuant to this Agreement is
                    terminated or when the overdraft facility is suspended, I/we shall immediately pay the principal amount of overdraft and interest thereon. Further, when the Maximum Aggregate amount of overdraft is reduced, I/we shall immediately pay the amount of overdraft exceeding the reduced maximum amount.

                                                                             End


(This English translation is for convenience only. Any and all questions that may arise in regard to the meaning of the words, provisions and stipulations of this Agreement shall be interpreted in accordance with the Japanese original.)

                                    GUARANTY

        GUARANTY dated as of October 3, 2001 made by VERITAS Software Global Corporation, a corporation organized under the laws of Delaware (the "A Guarantor") and VERITAS Operating Corporation, a corporation organized under the laws of Delaware (the "B Guarantor"), and VERITAS Software Corporation, a corporation organized under the laws of Delaware (the "C Guarantor") in favor of THE FUJI BANK, LIMITED (the "Bank").

        The A Guarantor, B Guarantor and C Guarantor shall be jointly and severally liable hereunder, and the term "Guarantor" wherever used herein shall be construed to refer separately to each of the A Guarantor, B Guarantor and the C Guarantor or collectively to both of the A Guarantor, B Guarantor and the C Guarantor as the case may be.

        PRELIMINARY STATEMENTS: The Bank has entered, or may from time to time enter, into agreements or arrangements with VERITS Software KK, a corporation organized under the laws of Japan, (the "Counterparty"), providing for credit extensions or financial accommodations to the Counterparty of any kind whatsoever, including but not limited to the making of loans, advances or overdrafts, whether or not secured, discount or purchase of notes, securities or other instruments or property, creation of acceptances, issuance or confirmation of letters of credit, guaranties or indemnities, entering into foreign exchange contracts or interest rate or currency swap or protection agreements or any other kind of contract or agreement under which the Counterparty may be indebted to the Bank in any manner (all of the foregoing agreements or arrangements being the "Transactions" and any writing evidencing, supporting or securing a Transaction being a "Transaction Document"). The Guarantor owns 100%, 100% and 100%, respectively, of the stock or other ownership interests of the Counterparty and is financially interested in its affairs.

        Therefore, in consideration of the Guaranty and in order to induce the Bank to enter into or extend credit or give financial accommodation with respect to the Transactions, the Guarantor agrees as follows:

        SECTION 1. GUARANTY OF PAYMENT. The Guarantor unconditionally, irrevocably, jointly and severally guarantees to the Bank and its successors, endorsees, transferees and assigns, as primary obligor and not merely as surety, the punctual payment of all sums now owing or that may in the future be owing by the Counterparty with respect to the Transactions, when the same are due and payable, whether on demand, at stated maturity, by acceleration or otherwise, and whether for principal, interest (including, without limitation, default interest), purchase price, margin or additional payments, fees, expenses, cost of replacement transactions, indemnification or otherwise (all of the foregoing sums being the "Liabilities") (; provided, however, that the obligations of the Guarantor hereunder shall not exceed at any one time with respect to the aggregate principal amount of the Transactions the sum of One Billion Japanese
Yen). The Liabilities include, without limitation, interest accruing after the commencement of a proceeding under bankruptcy, insolvency or similar laws of any jurisdiction at the rate or rates provided in the Transaction Documents. This Guaranty is a guaranty of payment and not of collection only. The Bank shall not be required to exhaust any right or remedy or take any action against the Counterparty or any other person or entity or any collateral. The Guarantor agrees that, as between the Guarantor and the Bank, the Liabilities may be declared to be due and payable for the purposes of this Guaranty, notwithstanding any stay, injunction or other prohibition that may prevent, delay or vitiate any declaration as regards the Counterparty and that in the event of a declaration or attempted declaration, the Liabilities shall immediately become due and payable by the Guarantor for the purposes of the Guaranty.

        SECTION 2. GUARANTY ABSOLUTE. The Guarantor guarantees that the Liabilities shall be paid strictly in accordance with the terms of the Transactions regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of the Bank with respect thereto. The liability of the Guarantor under this Guaranty is absolute and unconditional irrespective of: (a) any change in the time, manner or place of payment, of or in any terms of, all or any of the Transaction Documents or Liabilities, or any other amendment or waiver of or any consent to departure from any of the terms of any Transaction Document or Liability; (b) any release or amendment or waiver of, or consent to departure from, any other guaranty or support document, or any exchange, release or nonperfection of any security or collateral, for all or any of the Transaction Documents or Liabilities; (c) any present or future law, regulation or order of any jurisdiction (whether of right or in fact) or of any agency thereof purporting to reduce, amend, restructure or otherwise affect any term of any Transaction Document or Liability; (d) without being limited by the foregoing, any lack of validity or enforceability of any Transaction Document or Liability or any failure to receive any governmental approval relating thereto; (e) any other defense whatsoever that might constitute a defense available to, or discharge of, the Counterparty or a guarantor (including, without limitation, the bankruptcy or, reorganization of the Counterparty). If any guarantor (including the Guarantor) has provided or hereafter provides you with any guaranty or security for the transactions between the Bank and the Counterparty, other than this Guaranty, such guaranty or security shall not be changed, modified or affected in any way whatsoever by this Guaranty. In furtherance and not in limitation of the foregoing, if any guarantor has provided or hereafter provides the Bank with any other guaranty or security with a limitation in amount, this Guaranty shall be in addition to and shall not be reduced by such limit.

     SECTION 3. GUARANTY IRREVOCABLE. This Guaranty is a continuing guaranty and shall remain in full force and effect until payment in full of all Liabilities and other amounts payable under this Guaranty and until the Transactions are no longer in effect.

     SECTION 4. REINSTATEMENT. This Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Liabilities is rescinded or must otherwise be returned by the Bank on the insolvency, bankruptcy or reorganization of the Counterparty or otherwise, all as though the payment had not been made.

     SECTION 5. SUBROGATION. The Guarantor shall not exercise any rights that it may acquire by way of subrogation, by any payment made under this Guaranty or otherwise, until all the Liabilities have been paid in full and the Transactions are no longer in effect. If any amount is paid to the Guarantor on account of subrogation rights under this Guaranty at any time when all the Liabilities have not been paid in full, the amount shall be held in trust for the benefit of the Bank and shall be promptly paid to the Bank to be credited and applied to the Liabilities, whether matured or unmatured or absolute or contingent, in accordance with the terms of the Transactions. If the Guarantor makes payment to the Bank of all or any part of the Liabilities and all the Liabilities are paid in full and the Transactions are not longer in effect, the Bank shall, at the Guarantor's request, execute and deliver to the Guarantor appropriate documents, without recourse and without representation or warranty, necessary to evidence the transfer by subrogation to the Guarantor of an interest in the Liabilities resulting from the payment.

     SECTION 6. SUBORDINATION. Without limiting the Bank's right under any other agreement, any liabilities owed by the Counterparty to the Guarantor in connection with any extension of credit or financial accommodation by the Guarantor to or for the account of the Counterparty, including but not limited to interest accruing at the agreed contract rate after the commencement of a bankruptcy or similar proceeding, are hereby subordinated to the Liabilities, and such liabilities of the Counterparty to the Guarantor, if the Bank so requests, shall be collected, enforced and received by the Guarantor as trustee for the Bank and shall be paid over to the Bank on account of the Liabilities but without reducing or affecting in any manner the liability of the Guarantor under the other provisions of the Guaranty.

     SECTION 7. PAYMENTS GENERALLY. All payments by the Guarantor shall be made in the manner, at the place and in the currency (the "Payment Currency") required by the Transaction Documents and payment in the Payment Currency shall be of the essence; provided, however, that (if the Payment Currency is other than Japanese Yen) the Guarantor may, at its option (or, if for any reason whatsoever the Guarantor is unable to effect payments in the foregoing manner, the Guarantor shall be obligated to) pay to the Bank at its principal office the equivalent amount in Japanese Yen computed at the selling rate chosen by the Bank, or most recently in effect on or prior to the date the Liability becomes due, for cable transfers of the Payment Currency to the place where the Liability is payable. The Guarantor's obligation in respect of any sum due from it to the Bank hereunder shall, notwithstanding any payment in a currency other than the Payment Currency, be discharged only to the extent that on the Business Day following receipt by the Bank of any sum in such other currency the Bank may in accordance with normal banking procedures purchase the Payment Currency with such other currency: if the aggregate amount of the Payment Currency so purchased is less than the sum originally due to the Bank in the Payment Currency, the Guarantor agrees, as a separate obligation, to indemnify the Bank against such loss.

     SECTION 8. CERTAIN TAXES. (a) The Guarantor further agrees that all payments to be made hereunder shall be made without setoff or counterclaim and free and clear of, and without deduction for, any taxes, levies, imposts, duties, charges, fees, deductions, withholdings or restrictions or conditions of any nature whatsoever now or hereafter imposed, levied, collected, withheld or assessed by any country or by any political subdivision or taxing authority thereof or therein ("Taxes"), but excluding taxes imposed on income or capital of the Bank by the jurisdiction (or any political subdivision thereof) under the laws of which the Bank is organized, or in which its principal place of business or lending office is located.

     (b) If the Guarantor shall be required by law to withhold any Taxes from any amounts payable to the bank hereunder, (i) the amounts so payable to the Bank shall be increased to the extent necessary to yield to the Bank (after payment of all Taxes) the amounts payable hereunder in the full amounts so to be paid, (ii) the Guarantor shall make such withholdings, and (iii) the Guarantor shall pay the full amount withheld to the relevant tax or other authority in accordance with applicable law. Whenever any Tax is paid by the Guarantor, as promptly as possible thereafter the Guarantor shall send the Bank an official receipt showing payment thereof, together with such additional documentary evidence as may be required from time to time by the Bank.

     (c) In addition, the Guarantor agrees to pay any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies that arise from any payment made hereunder or form the execution, delivery, registration, performance and enforcement of this Guaranty (hereinafter referred to as "Other Taxes").

     (d) The Guarantor will indemnify the bank for, and reimburse the Bank promptly upon demand, the full amount of any Taxes or Other Taxes (including, without limitation, any Taxes or other Taxes imposed by any jurisdiction on amounts payable under this Section) paid by the bank (as the case may be), and any liability (including penalties, interests and expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly and legally asserted.

     (e) Without prejudice to the survival of any other agreement of the Guarantor hereunder, the agreements and obligations of the Guarantor contained in this Section shall survive the payment in full of all amounts due on the Transactions.

     SECTION 9. REPRESENTATIONS AND WARRANTIES. (a) The Guarantor represents and warrants that the execution, delivery and performance of this Guaranty: (i) has been duly authorized by all necessary corporate action; (ii) does not violate any agreement, instrument, law, regulation or order applicable to the Guarantor or its charter or bylaws; (iii) to its best knowledge and belief does not require the consent or approval of any person or entity, including but not limited to any governmental authority, or any notice or filing or registration of any kind; and (iv) is the legal, valid and binding obligation of the Guarantor enforceable against the Guarantor in accordance with its terms, except to the extent that enforcement may be limited by applicable bankruptcy, insolvency and other similar laws affecting creditors' rights generally or by general principles of equity.

        (b) The Guarantor is a corporation duly organized and validly existing under the laws of the jurisdiction as heretofore mentioned, and has all requisite corporate power and authority to conduct its business, to own its properties and to execute and deliver, and perform all of its obligations under, this Guaranty.

        (c) There are no actions, suits or proceedings pending or, to the knowledge of the Guarantor, threatened against or affecting the Guarantor before any court, governmental agency or arbitrator, that may, in any one case or in the aggregate, materially adversely affect the financial condition, operations, properties or business of the Guarantor or the ability of the Guarantor to perform its obligations under this Guaranty.

        SECTION 10. COVENANTS. For so long as this Guaranty remains in effect, the Guarantor will:

        (a) Maintain ownership of the voting shares or other ownership interests of the Counterparty at the ratio heretofore mentioned; and

        (b) Furnish to the Bank, or cause the Counterparty to furnish to the Bank, such information respecting the condition or operations, financial or otherwise, of the Guarantor or the Counterparty, as the Bank may from time to time reasonably request.

        SECTION 11. REMEDIES GENERALLY. The remedies provided in this Guaranty are cumulative and not exclusive of any remedies provided by law.

        SECTION 12. SETOFF. The Guarantor agrees that, in addition to (and without limitation of) any right of setoff, banker's lien or counterclaim the Bank may otherwise have, the Bank shall be entitled, at its option, to offset balances (general or special, time or demand, provisional or final) held by it for the account of the Guarantor at any of the Bank's offices, in Japanese Yen or in any other currency, against any amount payable by the Guarantor under this Guaranty that is not paid when due (regardless of whether such balances are then due to the Guarantor), in which case it shall promptly notify the Guarantor thereof; provided that the Bank's failure to give such notice shall not affect the validity thereof. The Guarantor shall not set off its guaranty obligations hereunder against any deposits or other credits of itself or the Counterparty with the Bank.

        SECTION 13. FORMALITIES. The Guarantor waives presentment, notice of dishonor, protest, notice of acceptance of this Guaranty or incurrence of any Liability and any other formality with respect to any of the Liabilities of this Guaranty.

        SECTION 14. AMENDMENTS AND WAIVERS. No amendment or waiver of any provision of this Guaranty, nor consent to any departure by the Guarantor therefrom, shall be effective unless it is in writing and signed by the Bank, and then the waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. No failure on the part of the Bank to exercise, and no delay in exercising, any right under this Guaranty shall operate as a waiver or preclude any other or further exercise thereof or the exercise of any other right.

        SECTION 15. EXPENSES. The Guarantor shall reimburse the Bank on demand for all costs, expenses and charges, including without limitation fees and charges of external legal counsel, for the Bank in connection with the performance or enforcement of this Guaranty. The obligations of the Guarantor under this Section shall survive the termination of this Guaranty.

     SECTION 16. ASSIGNMENT. This Guaranty shall be binding on, and shall inure to the benefit of the Guarantor, the Bank and their respective successors and assigns, provided that the Guarantor may not assign or transfer its rights or obligations under this Guaranty. Except to the extent restricted by the relevant Transaction Documents, the Bank may assign, sell participations in or otherwise transfer, with the approval of the Guarantor, which shall not be unreasonably withheld, its rights with respect to the Transactions and the Transaction Documents to any other person or entity and the other person or entity shall then become vested with all the rights granted to the Bank in this Guaranty or otherwise.

     SECTION 17. CAPTIONS. The headings and captions in this Guaranty are for convenience only and shall not affect the interpretation or construction of this Guaranty.

     SECTION 18. GOVERNING LAW, ETC. THIS GUARANTY SHALL BE GOVERNED BY THE LAWS OF JAPAN. THE GUARANTOR CONSENTS TO THE NONEXCLUSIVE JURISDICTION OF THE TOKYO DISTRICT COURT. THE GUARANTOR WAIVES ANY RIGHT THE GUARANTOR MAY HAVE TO JURY TRIAL. TO THE EXTENT THAT THE GUARANTOR HAS OR HEREAFTER MAY ACQUIRE ANY IMMUNITY FROM JURISDICTION OR ANY COURT OR FROM ANY LEGAL PROCESS (WHETHER FROM SERVICE OR NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID OF EXECUTION OF A JUDGMENT, EXECUTION OR OTHERWISE), THE GUARANTOR HEREBY IRREVOCABLY WAIVES SUCH IMMUNITY IN RESPECT OF ITS OBLIGATIONS UNDER THIS GUARANTY.

     IN WITNESS WHEREOF, the Guarantor has caused this Guaranty to be executed and delivered by its duly authorized officer.

GUARANTOR:                                GUARANTOR:
VERITAS Software Global Corporation       VERITAS Operating Corporation


By: /s/ KEVIN OLSON        SIGNATURE      By:  /s/ KEVIN OLSON       SIGNATURE
   ---------------------   VERIFIED           --------------------   VERIFIED
                           ---------                                 ---------
Name:  Kevin Olson           MAHO         Name:  Kevin Olson           MAHO
Title: Treasurer                          Title: Treasurer


GUARANTOR:
VERITAS Software Corporation

By: /s/ KEVIN OLSON        SIGNATURE
   ---------------------   VERIFIED
                           ---------
Name:  Kevin Olson           MAHO
Title: Treasurer